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                                                                      EXHIBIT 99

[macrovision LOGO]                                       Macrovision Corporation
                                                              1341 Orleans Drive
                                                             Sunnyvale, CA 94089

                                                             (408) 743-8600 Main
                                                              (408) 743-8610 Fax

FOR IMMEDIATE RELEASE
---------------------

               MACROVISION PROVIDES Q4 2001 MID-QUARTER UPDATE AND

                             INITIAL 2002 GUIDANCE

SUNNYVALE, California (BUSINESS WIRE)--December 12, 2001--Macrovision Corporation (NASDAQ: MVSN), a leading supplier of copy protection, rights management and electronic licensing technologies has provided a mid-quarter update on fourth quarter 2001 financial projections and initial guidance for 2002.

Initial guidance for the fourth quarter, provided during the Company's third quarter earnings release conference call on October 29, 2001, indicated that fourth quarter revenues and pro forma earnings per share would be essentially flat with the third quarter results. Reported volumes of DVD units received by the Company so far this quarter reflect the large volumes associated with hit title releases anticipated in trade publications. Although the Company's GLOBETROTTER and digital pay-per-view businesses remain soft, it is likely that DVD volume may provide upside to current fourth quarter revenue estimates.

The Company expects macroeconomic conditions to remain challenging through at least the first half of 2002. As a result, in its initial guidance for 2002, the Company is cautiously estimating revenues between $103 million and $108 million and pro forma earnings per share between $0.84 and $0.88. To provide more assurance on meeting 2002 estimates, the Company is taking a responsible, proactive approach to managing its expense base by eliminating redundant positions relating to legacy businesses and by consolidating certain administrative functions. This reprofiling, relating to less than 10% of the Company's employees, will enable the Company to add incremental staff in strategic technology and market areas, while maintaining its operating model. The Company anticipates one-time, non-recurring charges of approximately $2.1 million will be incurred and excluded from the fourth quarter pro forma earnings per share computation.

"While taking a naturally cautious view of 2002 at this point, we remain extremely optimistic about Macrovision's prospects in its existing businesses, and in potential upside from new markets such as CD-audio copy protection and digital video watermarking," said Bill Krepick, President and CEO. "Our competitive position, financial strength and broad product portfolio provide us with a solid foundation on which we can extend our leadership in providing rights management technologies to content owners. We look forward to continued success in 2002."

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Macrovision will hold a brief conference call today from 5:00 p.m. - 5.45 p.m.
EST. Investors and analysts interested in participating in the conference are welcome to call 1-415-247-8521 and enter reservation number 20083822.

The conference call can also be accessed via live Webcast at WWW.MACROVISION.COM, or WWW.STREETEVENTS.COM (for subscribers), or WWW.COMPANYBOARDROOM.COM on 12/12/2001 at 5:00 p.m. EST. Approximately 1-2 hours after the live Webcast ends, the on-demand Webcast of Macrovision's guidance conference call can be accessed until 12/19/01.

Investors and analysts interested in listening to a recording of the conference are welcome to call 800-633-8284 (or international 858-812-6440) and enter reservation number 20083822. Access to the postview conference is available from 7:00 p.m. EST on 12/12/2001 to 7:00 p.m. on 12/13/2001. The conference call script will be posted on the Company's website approximately 48 hours following the call and will be posted for 30 days.

All statements contained herein, including the quotations attributed to Mr. Krepick, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company's behalf, that are not statements of historical fact, including statements that use the words "will," "believes," "anticipates," "estimates," "expects," "intends" or "looking to the future" or similar words that describe the Company's or its management's future plans, objectives, or goals, are "forward-looking statements" and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the business strategies and product plans of the Company and the features and benefits of the products of the Company.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Among the important factors that could cause results to differ materially are the following: the failure of markets for video, audio and software products to develop or expand, and the failure of the Company's products to achieve or sustain market acceptance or to meet, or continue to meet, the changing demands of video or audio content or software providers. Other factors include those outlined in the Company's Annual Report on Form 10-K for 2000, its Quarterly Reports on Form 10-Q, and such other documents as are filed with the Securities and Exchange Commission from time to time. These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, of such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
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EDITORIAL CONTACT:

Ian Halifax, Macrovision Corporation, (408) 743-8600, Email:
ir-info@macrovision.com